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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the RPM International Inc. 2004 Omnibus Equity and Incentive Plan, of our report dated July 2, 2004 with respect to the consolidated financial statements of RPM International Inc. included in the Annual Report on Form 10-K for the year ended May 31, 2004 and our report on the Financial Statement Schedules which appears in such Annual Report on Form 10-K.



                                            /s/ Ciulla, Smith & Dale, LLP

                                            CIULLA, SMITH & DALE, LLP



Cleveland, Ohio
October 29, 2004